QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in Union Electric Company's Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers
St. Louis, Missouri
June 5, 2008

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM